UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2005

Sunset Financial Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32026	16-1685692
(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 425-4099

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2005, Sunset Financial Resources, Inc. (the “Company”) and Jeffrey Betros have entered into a Separation Agreement and General Release, pursuant to which Mr. Betros has resigned his position as the Company’s Executive Vice President – Chief Marketing Officer and Secretary, effective August 31, 2005. Pursuant to applicable federal law, Mr. Betros has until September 14, 2005 to revoke this Agreement. The following summary is qualified in its entirety by the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company agreed to pay Mr. Betros a gross amount of $83,653.89, payable as follows: one payment in the amount of $6,730.77 shall be made on September 9, 2005. Subsequent payments in the amount of $9,615.39 shall be paid bi-weekly beginning on September 23, 2005 and ending on December 31, 2005. Mr. Betros was previously granted incentive stock options to purchase 23,076 shares of the Company’s common stock, and non-qualified stock options to purchase an additional 1,924 shares of the Company’s common stock, all options with an exercise price of $13.00 per share. Of these options, 7,692 and 641 options, respectively, have vested and must be exercised September 30, 2005 or will be forfeited. All unvested options have been forfeited. The Company also agreed to waive enforcement of the non-competition provision contained in Section 9(b) of Mr. Betros’ employment agreement. The Company and Mr. Betros agreed that neither shall have any further liabilities, rights, duties or obligations to the other party in connection with Mr. Betros’ employment with the Company, and both the Company and Mr. Betros released the other from any other claims.

Item 1.02 Termination of a Material Definitive Agreement.

As a part of the Separation Agreement and General Release between the Company and Mr. Betros described under Item 1.01 above, the Company and Mr. Betros have agreed that the Employment Agreement, and Mr. Betros’ employment thereunder, terminated effective as of August 31, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2005, Jeffrey S. Betros, the Company’s Executive Vice President – Chief Marketing Officer and Secretary resigned from his positions, with such resignation to be effective as of August 31, 2005. The Company and Mr. Betros entered into a Separation Agreement and General Release, as described above under Item 1.01

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Title
10.1	Separation Agreement and General Release between the Company and Jeffrey S. Betros, dated September 7, 2005 effective as of August 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2005
SUNSET FINANCIAL RESOURCES, INC.

	By:	/s/ George Deehan
George Deehan
President

INDEX TO EXHIBITS

Exhibit No.	Title
10.1	Separation Agreement and General Release between the Company and Jeffrey S. Betros, dated September 7, 2005 effective as of August 31, 2005.